Exhibit 99.1

APPLIED MATERIALS DELIVERS STRONG YEAR-ON-YEAR GROWTH
IN QUARTERLY REVENUE AND OPERATING INCOME

•	Quarterly revenue of $4.47 billion, up 19 percent year over year

•	EPS of $1.17 and non-GAAP EPS of $1.20, up 38 percent and 40 percent year over year, respectively

•	Record revenue and operating income in Applied Global Services and Display

SANTA CLARA, Calif., August 16, 2018 — Applied Materials, Inc. (NASDAQ:AMAT) today reported strong revenue, operating income and earnings per share in its third quarter ended July 29, 2018.
Third Quarter Results
Compared to the third quarter of fiscal 2017, Applied grew net sales by 19 percent to $4.47 billion. On a GAAP basis, the company recorded gross margin of 45.4 percent, and grew operating income by 23 percent to $1.26 billion or 28.1 percent of net sales. GAAP earnings per share (EPS) grew 38 percent to $1.17.
On a non-GAAP adjusted basis, over the same period, the company reported gross margin of 46.4 percent, grew operating income by 22 percent to $1.31 billion or 29.2 percent of net sales, and increased EPS by 40 percent to $1.20.
The company returned $1.45 billion to shareholders through $1.25 billion in share repurchases and dividends of $199 million.

“While we have seen some near-term adjustments in customer spending, fiscal 2018 is on track to be another record-setting year for Applied Materials and we expect each of our major businesses to deliver strong double-digit growth,” said Gary Dickerson, president and CEO. “Our future outlook remains positive as the A.I.-Big Data era requires new breakthroughs in technology, from materials to systems, providing Applied with a great opportunity to play a larger and more valuable role in the ecosystem.”

Applied Materials, Inc.

Quarterly Results Summary

	Q3 FY2018	Q3 FY2017	Change
	(In millions, except per share amounts and percentages)
Net sales	$4,468	$3,744	19%
Gross margin	45.4%	45.4%	—
Operating margin	28.1%	27.3%	0.8 points
Net income	$1,173	$925	27%
Diluted earnings per share	$1.17	$0.85	38%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	46.4%	46.6%	(0.2) points
Non-GAAP adjusted operating margin	29.2%	28.7%	0.5 points
Non-GAAP adjusted net income	$1,205	$927	30%
Non-GAAP adjusted diluted EPS	$1.20	$0.86	40%

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Business Outlook
In the fourth quarter of fiscal 2018, Applied expects net sales to be in the range of $3.85 billion to $4.15 billion; the midpoint of the range would be approximately flat, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.92 to $1.00; the midpoint of the range would be an increase of approximately 3 percent, year over year.
With this fourth-quarter outlook, Applied expects net sales for fiscal 2018 to be in the range of $17.1 billion to $17.4 billion; the midpoint of the range would be up approximately 19 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $4.41 to $4.49; the midpoint of the range would be an increase of approximately 37 percent, year over year.
The fourth quarter of fiscal 2018 outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.05 per share and includes the normalized tax benefit of share-based compensation of $0.01 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Third Quarter Reportable Segment Information

Semiconductor Systems	Q3 FY2018	Q3 FY2017
	(In millions, except percentages)
Net sales	$2,748	$2,532
Foundry	28%	39%
DRAM	24%	15%
Flash	36%	38%
Logic and other	12%	8%
Operating income	930	874
Operating margin	33.8%	34.5%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$975	$920
Non-GAAP adjusted operating margin	35.5%	36.3%

Applied Global Services	Q3 FY2018	Q3 FY2017
	(In millions, except percentages)
Net sales	$954	$786
Operating income	281	213
Operating margin	29.5%	27.1%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$281	$215
Non-GAAP adjusted operating margin	29.5%	27.4%

Applied Materials, Inc.

Display and Adjacent Markets	Q3 FY2018	Q3 FY2017
	(In millions, except percentages)
Net sales	$741	$410
Operating income	214	91
Operating margin	28.9%	22.2%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$218	$93
Non-GAAP adjusted operating margin	29.4%	22.7%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; tax effect of share-based compensation; certain income tax items and other discrete adjustments. Additionally, the third quarter and first nine months of fiscal 2018 non-GAAP results exclude estimated discrete income tax expense items associated with changes to recent U.S. tax legislation. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation, our investment and growth strategies, our development of new products and technologies, our business outlook for the fourth quarter of fiscal 2018, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; global trade issues and changes in trade policies; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; changes in U.S. tax laws and regulation, and our interpretations of them; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net sales	$4,468	$3,744	$13,239	$10,568
Cost of products sold	2,441	2,044	7,202	5,823
Gross profit	2,027	1,700	6,037	4,745
Operating expenses:
Research, development and engineering	504	454	1,501	1,308
Marketing and selling	138	117	394	351
General and administrative	128	106	362	316
Total operating expenses	770	677	2,257	1,975
Income from operations	1,257	1,023	3,780	2,770
Interest expense	59	59	174	141
Interest and other income, net	41	14	90	28
Income before income taxes	1,239	978	3,696	2,657
Provision for income taxes	66	53	1,259	205
Net income	$1,173	$925	$2,437	$2,452
Earnings per share:
Basic	$1.18	$0.86	$2.37	$2.28
Diluted	$1.17	$0.85	$2.35	$2.26
Weighted average number of shares:
Basic	994	1,071	1,026	1,076
Diluted	1,005	1,083	1,039	1,087

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 29, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,374	$5,010
Short-term investments	610	2,266
Accounts receivable, net	2,882	2,338
Inventories	3,681	2,930
Other current assets	342	374
Total current assets	10,889	12,918
Long-term investments	1,613	1,143
Property, plant and equipment, net	1,321	1,066
Goodwill	3,368	3,368
Purchased technology and other intangible assets, net	263	412
Deferred income taxes and other assets	429	512
Total assets	$17,883	$19,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,741	$2,450
Customer deposits and deferred revenue	1,581	1,665
Total current liabilities	4,322	4,115
Income taxes payable	1,148	392
Long-term debt	5,308	5,304
Other liabilities	280	259
Total liabilities	11,058	10,070
Total stockholders’ equity	6,825	9,349
Total liabilities and stockholders’ equity	$17,883	$19,419

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Nine Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Cash flows from operating activities:
Net income	$1,173	$925	$2,437	$2,452
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	110	102	337	302
Share-based compensation	64	55	193	162
Deferred income taxes	26	(3)	112	6
Other	(7)	6	4	15
Net change in operating assets and liabilities	(733)	292	(373)	143
Cash provided by operating activities	633	1,377	2,710	3,080
Cash flows from investing activities:
Capital expenditures	(133)	(80)	(457)	(221)
Cash paid for acquisitions, net of cash acquired	—	(30)	(5)	(56)
Proceeds from sales and maturities of investments	391	935	2,823	1,822
Purchases of investments	(932)	(1,174)	(1,661)	(3,542)
Cash provided by (used in) investing activities	(674)	(349)	700	(1,997)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	—	—	2,176
Debt repayments	—	(205)	—	(205)
Proceeds from common stock issuances	—	1	56	47
Common stock repurchases	(1,250)	(375)	(4,532)	(787)
Tax withholding payments for vested equity awards	(6)	(8)	(160)	(119)
Payments of dividends to stockholders	(199)	(107)	(410)	(323)
Cash provided by (used in) financing activities	(1,455)	(694)	(5,046)	789
Increase (decrease) in cash and cash equivalents	(1,496)	334	(1,636)	1,872
Cash and cash equivalents — beginning of period	4,870	4,944	5,010	3,406
Cash and cash equivalents — end of period	$3,374	$5,278	$3,374	$5,278
Supplemental cash flow information:
Cash payments for income taxes	$64	$103	$281	$168
Cash refunds from income taxes	$10	$9	$51	$17
Cash payments for interest	$33	$35	$143	$110

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q3 FY2018	Q3 FY2017
Unallocated net sales	$25	$16
Unallocated cost of products sold and expenses	(129)	(116)
Share-based compensation	(64)	(55)
Total	$(168)	$(155)
Additional Information

	Q3 FY2018	Q3 FY2017
Net Sales by Geography (In millions)
United States	401	359
% of Total	9%	10%
Europe	240	191
% of Total	5%	5%
Japan	700	444
% of Total	16%	12%
Korea	588	1,265
% of Total	13%	34%
Taiwan	641	607
% of Total	14%	16%
Southeast Asia	173	104
% of Total	4%	2%
China	1,725	774
% of Total	39%	21%

Employees (In thousands)
Regular Full Time	20.7	17.6

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$2,027	$1,700	$6,037	$4,745
Certain items associated with acquisitions[1]	45	44	134	127
Non-GAAP adjusted gross profit	$2,072	$1,744	$6,171	$4,872
Non-GAAP adjusted gross margin	46.4%	46.6%	46.6%	46.1%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,257	$1,023	$3,780	$2,770
Certain items associated with acquisitions[1]	49	49	147	142
Acquisition integration costs	—	1	2	3
Other gains, losses or charges, net	—	—	—	(3)
Non-GAAP adjusted operating income	$1,306	$1,073	$3,929	$2,912
Non-GAAP adjusted operating margin	29.2%	28.7%	29.7%	27.6%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$1,173	$925	$2,437	$2,452
Certain items associated with acquisitions[1]	49	49	147	142
Acquisition integration costs	—	1	2	3
Impairment (gain on sale) of strategic investments, net	(14)	(1)	(10)	4
Loss on early extinguishment of debt	—	5	—	5
Other gains, losses or charges, net	—	—	—	(3)
Income tax effect of share-based compensation[2]	13	—	(13)	—
Income tax effect of changes in applicable U.S. tax laws[3]	12	—	1,089	—
Resolution of prior years’ income tax filings and other tax items	(29)	(46)	(32)	(68)
Income tax effect of non-GAAP adjustments[4]	1	(6)	(7)	(15)
Non-GAAP adjusted net income	$1,205	$927	$3,613	$2,520

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2
Applied adopted the accounting standard related to share-based compensation (ASU 2016-09) in the first quarter of fiscal 2018, which resulted in $51 million tax benefit on a GAAP basis for the nine months ended July 29, 2018; this benefit is being recognized ratably over the fiscal year on a non-GAAP basis.

3	Charges to income tax provision related to a one-time transition tax and a decrease in U.S. deferred tax assets as a result of the recent U.S. tax legislation.

4	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$1.17	$0.85	$2.35	$2.26
Certain items associated with acquisitions	0.05	0.04	0.13	0.12
Impairment (gain on sale) of strategic investments, net	(0.01)	—	(0.01)	—
Income tax effect of share-based compensation	0.01	—	(0.01)	—
Income tax effect of changes in applicable U.S. tax laws	0.01	—	1.05	—
Resolution of prior years’ income tax filings and other tax items	(0.03)	(0.04)	(0.03)	(0.06)
Other gains, losses or charges, net	—	0.01	—	—
Non-GAAP adjusted earnings per diluted share	$1.20	$0.86	$3.48	$2.32
Weighted average number of diluted shares	1,005	1,083	1,039	1,087

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$930	$874	$2,996	$2,372
Certain items associated with acquisitions[1]	45	46	137	138
Non-GAAP adjusted operating income	$975	$920	$3,133	$2,510
Non-GAAP adjusted operating margin	35.5%	36.3%	36.5%	35.4%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$281	$213	$813	$585
Certain items associated with acquisitions[1]	—	1	—	1
Acquisition integration costs	—	1	1	3
Non-GAAP adjusted operating income	$281	$215	$814	$589
Non-GAAP adjusted operating margin	29.5%	27.4%	29.3%	26.9%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$214	$91	$477	$290
Certain items associated with acquisitions[1]	4	2	10	2
Acquisition integration costs	—	—	1	—
Non-GAAP adjusted operating income	$218	$93	$488	$292
Non-GAAP adjusted operating margin	29.4%	22.7%	27.2%	23.9%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	July 29, 2018

Provision for income taxes - GAAP basis (a)	$66
Income tax effect of share-based compensation	(13)
Income tax effect of changes in applicable U.S. tax laws	(12)
Resolutions of prior years’ income tax filings and other tax items	29
Income tax effect of non-GAAP adjustments	(1)
Non-GAAP adjusted provision for income taxes (b)	$69

Income before income taxes - GAAP basis (c)	$1,239
Certain items associated with acquisitions	49
Impairment (gain on sale) of strategic investments, net	(14)
Non-GAAP adjusted income before income taxes (d)	$1,274

Effective income tax rate - GAAP basis (a/c)	5.3%

Non-GAAP adjusted effective income tax rate (b/d)	5.4%